Exhibit 99.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is entered into as of February 27, 2006, by and among CLARIENT, INC., a Delaware corporation (“Lender”), TRESTLE HOLDINGS, INC., a Delaware corporation (“Borrower”) and the Guarantors (as defined herein) hereto.

RECITALS

WHEREAS, Borrower wishes to borrow money from Lender and Lender desires to lend money to Borrower on a short-term secured basis in the principal amount of $250,000;

WHEREAS, each Guarantor acknowledges and confirms that, as a subsidiary of Borrower, (a) it will benefit from the advancement of funds under this Agreement, (b) the loan by Lender constitutes valuable consideration to Guarantor, (c) this Agreement is intended to be an inducement to Lender to extend the loan to Borrower, and (d) Lender is relying upon the Subsidiary Guarantees (as defined herein) in making and advancing the loan to Borrower; and

WHEREAS, Lender, Borrower and each Guarantor desire to enter into this Agreement to set forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.  Definitions and Construction

1.1  Definitions

. As used in this Agreement, the following terms shall have the following definitions:

“Affiliate” means any other Person controlling or controlled by or under common Control with such specified Person.

“Agreement” means this Loan and Security Agreement, as amended, supplemented, waived or otherwise modified from time to time pursuant to the terms hereof.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrower Financial Statements” means the consolidated financial statements of Borrower, including the notes thereto, contained in Borrower’s most recently filed Annual Report on Form 10-KSB and most recently filed Quarterly Report on Form 10-QSB.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required by law to close.

“Collateral” means:

(a)  All present and future accounts, general intangibles and other rights of the Grantors to the payment of money no matter how evidenced, all chattel paper, instruments and other writings evidencing any such right, and all goods repossessed or returned in connection therewith;

(b)  All inventory of Grantors, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Grantors’ businesses and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

(c)  All patents and patent applications of Grantors and all rights corresponding thereto throughout the world, and all unpatented or unpatentable developments and inventions and all license fees, royalties and other similar items received in connection therewith;

(d)  All trademarks, service marks and logos of Grantors, and all United States, state and/or foreign applications for registration thereof, all trade names, trade styles, designs, and the like, all elements of package or trade dress of goods, the goodwill of Grantors’ businesses connected with the use of, and symbolized by any of the above, and all property of Grantors necessary to produce any products sold under any of the above;

(e)  All copyrights and copyrighted works in which any Grantor has any right, title, or interest throughout the world, all derivative works thereof, all copyright registrations and all applications therefor, and United States and/or foreign applications for registration and registrations thereof, and all accounts, accounts receivable and contracts receivable generated by such copyrights;

(f)   All computer software programs developed or to be developed by any Grantor or in which any Grantor asserts or could assert a proprietary interest; all personal property, including but not limited to source codes, object codes or similar information, which is necessary to the practical utilization of such programs; and all tangible property of Grantors embodying or incorporating any such programs;

(g)  All trade secrets, proprietary information, customer lists, instructional materials, working drawings, manufacturing techniques, process technology documentation, and product formulations of Grantors and all property and assets of Grantors, whether tangible or intangible, which are or a Person may deem to be Intellectual Property of Grantors;

(h)  All rights under any agreement granting any right to use any patent, trademark, copyright, computer software program or any other property or right to property specified in paragraphs (c) through (g) above, whether a Grantor is the grantor or the grantee under such agreement;

(i)  All renewals, modifications, amendments, re-issues, divisions, continuations in whole or part, and extensions of any property identified in paragraphs (c) through (g) above;

(j)  All now existing and hereafter acquired books and records relating to the foregoing property identified in paragraphs (a) through (i) above and all equipment containing such books and records;

(k)  All Proceeds of the foregoing property identified in paragraphs (a) through (j) above; and

(l)  Any and all claims, rights and interests in any of the foregoing of the above and all substitutions for, additions and accessions to and proceeds thereof.

“Control” (including, with correlative meaning, the terms “controlling”, “controlled by,” “under common Control with” and similar phrases) means with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Copyright Office” means the United States Copyright Office.

“Default” means any event, act or condition which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to 10% per annum, but such rate shall in no event be more than the highest rate permitted by applicable law.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor or similar statute and the rules and regulations of the SEC promulgated thereunder as in effect from time to time.

“Extraordinary Corporate Transaction” means (a) the sale, lease, license, exchange, disposition of, moving, relocation, or transfer or similar transaction involving Borrower’s or any of its Subsidiaries’ assets or of a greater than 10% equity interest in Borrower or any of its Subsidiaries, or the declaration or payment by Borrower or any of its Subsidiaries of any dividend, any change in the capital structure of Borrower or any of its Subsidiaries; (b) any recapitalization, reorganization, merger, consolidation or other transaction or transactions (whether by sale, gift or other transfer or disposition), which transaction or transactions individually or in the aggregate result in the transfer of a 10% or greater beneficial interest in Borrower or any of its Subsidiaries; (c) any transaction involving the transfer or licensing of any of Borrower’s or its Subsidiaries’ Intellectual Property to any other Person; or (d) the execution by Borrower or any of its Subsidiaries of an agreement, term sheet, letter of intent, exclusive negotiating agreement or other agreement in principle (whether or not binding upon Borrower or the other party or parties thereto) relating to any of the transactions described in clauses (a) through (c) above. Notwithstanding the foregoing, the following shall not constitute an Extraordinary Corporate Transaction: (i) transactions expressly contemplated or permitted by any written agreements between Borrower and Lender; (ii) sales of inventory and the grant of non-exclusive, limited licenses for software that is embedded in or regularly accompanies such inventory, all as in the ordinary and usual course of Borrower’s business as presently conducted; (iii) sales or other dispositions in the ordinary course of business of assets that have become worn out or obsolete or that are promptly being replaced; (iv) the sale of accounts and/or receivables to a factor in the ordinary course of business consistent with past practice; (v) Borrower’s repurchase of stock from former contractors or employees of Borrower or its Subsidiaries in accordance with the terms of stock option, stock purchase, profit sharing or similar plans in effect as of the date of this Agreement and approved by Borrower’s Board of Directors, at a price not greater than the actual, cash price that such employee paid to acquire such securities; (vi) Borrower’s entry into capital leases or Indebtedness incurred solely to purchase equipment that is secured in accordance with clause (e) of the definition of Permitted Liens and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; (vii) Borrower’s incurrence of Indebtedness, the proceeds of which are used to satisfy all outstanding Obligations under this Agreement; and (viii) Borrower’s issuance of securities under any employee compensatory stock option plan of Borrower that has been approved by Borrower’s Board of Directors.

“Funding Date” means the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-Governmental Authority to whose jurisdiction that Person has consented.

“Grantors” means Borrower and each Guarantor.

“Guarantor” means Trestle Acquisition Corp., a Delaware corporation, and any other Person that executes a counterpart signature page to this Agreement pursuant to Section 3.10 of this Agreement for the purposes of providing a Subsidiary Guarantee.

“Indebtedness” means (without double counting), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business); (b) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) obligations of such Person under capital leases and any financing lease involving substantially the same economic effect; (d) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation or claim to the extent not already reflected as a current liability on the balance sheet of such Person; or (e) indebtedness of others of the type described in clauses (a) through (d) which such Person has (i) directly or indirectly assumed, guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse, or (ii) secured by a Lien on any of the assets of such Person whether or not such Person has directly or indirectly assumed or guaranteed such indebtedness.

“Intellectual Property” means licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade secrets, trade names, inventions, discoveries, designs, patentable technology and art, methodologies, trade secrets, know how, service marks, Internet domain names and any other tangible, intangible or intellectual property rights.

“Intellectual Property Security Agreements” means the Intellectual Property Security Agreements by and between Lender and each of Grantors, in substantially the form attached hereto as Exhibit A.

“Lender” shall have the meaning set forth in the preamble hereto.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

“Lien” means any pledge, bailment, lease, mortgage, deed of trust, pledge, security interest, hypothecation, assignment, encroachment, lien (statutory or otherwise), claim, option, reservation, priority, preferential arrangement, easement or other encumbrance of any kind.

“Loan” means the extension of credit in the principal amount of $250,000 by Lender to Borrower under this Agreement.

“Loan Documents” means, collectively, this Agreement, the Note, the Intellectual Property Security Agreements and any and all other agreements, certificates, instruments or documents made, given or delivered in connection with the consummation of the transactions contemplated by this Agreement.

“Maturity Date” means the first to occur of (a) an Extraordinary Corporate Transaction, (b) the date of acceleration of the Loan by Lender following an Event of Default or (d) May 29, 2006.

“Note” means the secured promissory note in the form attached hereto as Exhibit B issued pursuant to this Agreement.

“Obligations” means all Indebtedness, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender pursuant to or evidenced by the Loan Documents (whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest and any other amounts due with respect to the Loan, and all Lender’s Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Obligee Guarantee” shall have the meaning set forth in Section 3.7.

“Permitted Liens” means the following:

(a)  The Liens created by this Agreement;

(b)  Any Liens existing as of the date hereof and disclosed in Schedule 1.1(a);

(c)  Liens for Taxes, fees, assessments or other charges or levies of a Governmental Authority, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender’s Lien in the Collateral and have been reserved for on Borrower’s Books;

(d)  Liens to secure payment of worker’s compensation, employment insurance, or other social security obligations of Borrower in the ordinary course of Borrower’s business;

(e)  Liens (i) upon or in any equipment (other than inventory) acquired or held by Borrower, to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition from a Person that is not an Affiliate of Borrower, provided that the Lien is confined solely to the equipment so acquired, and the Proceeds of such equipment;

(f)  Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including Proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

(g)  Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of lessor or licensor under any lease or license if the leases, subleases, licenses or sublicenses do not prohibit granting Lender a security interest;

(h)  Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property that could not reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower;

(i)  Liens that are not prior to the Lien of Lender which constitute rights of set-off of a customary nature or banker’s Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

(j)  Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business or by operation of law or regulation and securing obligations not yet due;

(k)  Liens incurred in connection with the extension, renewal or refinancing of Borrower’s Indebtedness secured by Liens of the type described in clause (b) above, provided that any extension, renewal or replacement Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; and

(l)  Liens on present and future accounts and receivables which are sold or factored in the ordinary course of business consistent with past practice and general intangibles relating thereto.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any Governmental Authority.

“Proceeds” means whatever is received when Collateral, proceeds or equipment are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including the proceeds of insurance payable by reason of loss of or damage to Collateral or proceeds and any license fees, royalties and other similar items received in connection with Collateral.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“PTO” means the United States Patent and Trademark Office.

“Responsible Officer” means each of the President and the Chief Financial Officer of Borrower.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor or similar statute and the rules and regulations of the SEC promulgated thereunder as in effect from time to time.

“Subsidiary” means any corporation, partnership or other legal entity of which 50% or more of the outstanding capital stock or other equity interests entitled to vote for the election of directors or other governing body of such corporation or other legal entity (otherwise than as the result of a default) is owned directly or indirectly by Borrower or any Subsidiary of Borrower.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Obligations under this Agreement and the Note, as provided by this Agreement.

“Tax” or “Taxes” means (a) any and all taxes (whether federal, state and local, domestic or foreign) including income, gross receipts, profits, property, sales, use, capital stock, net worth, occupation, value added, ad valorem, transfer, franchise, recapture, excise, windfall, withholding, payroll, social security, workers’ compensation, unemployment compensation or employment taxes, tariffs, imposts, duties, levies, fees or governmental charges of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect to any of the foregoing, and (b) any obligations under any agreements or arrangements with respect to any tax or taxes described in clause (a) above.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement, estimated return or statement or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, statutes, treaties, regulations or administrative requirements relating to any Tax.

“Term” means the period from and after the date hereof until the payment in full of all Obligations, including principal and interest on the Loan.

“UCC” means the Uniform Commercial Code of the State of California as in effect on the date hereof and as amended from time to time hereafter or, when used in relation to a specific filing or termination, the Uniform Commercial Code of the State wherein such filing or termination statement is made.

1.2  Other Interpretive Provisions

. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

2.  Loan And Terms Of Payment

2.1  Loan

. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made, Lender hereby lends to Borrower the Loan. If prepaid, the principal of the Loan may not be re-borrowed.

2.2  Deliveries

. Prior to or contemporaneously with the execution of this Agreement, Borrower shall have delivered the following to Lender:

(a)  a certificate certifying as to the authenticity of resolutions of Borrower’s Board of Directors, in form and substance reasonably satisfactory to Lender, authorizing (1) the execution, delivery and performance of this Agreement and the other Loan Documents and (2) the Loan contemplated hereunder, certified by the Secretary of the Borrower as of the Funding Date, which certificate shall be in form and substance satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

(b)  the Note in the amount of the Loan, duly executed by Borrower;

(c)  such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and documents or filings with the PTO, the Copyright Office or any applicable state office, as Lender shall reasonably request to evidence the perfection and first priority (subject to Permitted Liens) of the security interests in the Collateral granted to Lender pursuant to Section 4, including an Intellectual Property Security Agreement for each Grantor, in each case executed by duly authorized officers of the applicable Grantors, together with completed schedules thereto in form and substance satisfactory to the Lender;

(d)  a certificate of the Borrower and each Guarantor, dated the Funding Date, as to the incumbency and signature of the officers of the Borrower and each Guarantor executing any Loan Document, in form and substance satisfactory to Lender, duly executed by the Secretary of Borrower and the Secretary of each Guarantor;

(e)  with respect to each Grantor, a good standing certificate from such Grantor’s state of incorporation and the state in which such Grantor’s principal place of business is located, together with certificates of the applicable Governmental Authorities stating that such Grantor is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

(f)  in form and substance satisfactory to Lender, such releases, terminations and other documents, and completion of such other matters, as Lender may reasonably request.

2.3  Use of Proceeds

. The proceeds of the Loan shall be used solely for working capital purposes.

2.4  Maturity

. All unpaid principal and accrued interest with respect to the Loan, together with all other Obligations, shall be due and payable in full on the Maturity Date. Borrower shall not be obligated to make any principal or interest payments on the Loan other than upon the Maturity Date. Lender may, and is hereby authorized by Borrower to, endorse in Borrower’s Books appropriate notations regarding Lender’s interest in the Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

2.5  Loan Interest Rate

. Borrower shall pay interest on the unpaid principal amount of the Loan from the Funding Date until the Loan has been paid in full, at a per annum rate of 8%. All computations of interest on the Loan shall be based on a year of 360 days for actual days elapsed provided, however, that per diem interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by applicable law.

2.6  Repayments

.

(a)  Mandatory Payment. Upon the Maturity Date, all Obligations shall become immediately due and payable and Borrower shall immediately pay to Lender the outstanding principal amount of the Loan, all accrued interest on the Loan and all other sums, if any, that shall have become due and payable hereunder with respect to the Obligations.

(b)  Optional Prepayment; No Prepayment Penalty. In addition to the provisions of Section 2.6(a), Borrower may prepay the Loan without penalty, premium or other charge. Prepayments shall be applied first to Obligations other than accrued interest and principal, then to accrued and unpaid interest through and including the date of payment and then to principal.

2.7  Other Payment Terms.

(a)  Place and Manner. Borrower shall make all payments due to Lender by payment to Lender at the address specified in Section 10, in lawful money of the United States and in same day or immediately available funds.

(b)  Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, or any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding Obligations hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed; provided, however, that per diem interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days.

2.8  Crediting Payments

. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 3:00 p.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

3.  Subsidiary Guarantees

3.1  Guarantee. Subject to this Article 3, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to Lender and its successors and assigns, irrespective of the validity and enforceability of any of the Loan Documents or the Obligations of Borrower hereunder or thereunder, that:

(a)  the principal of and interest on the Note shall be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Note at the Default Rate, if applicable, and all other Obligations of Borrower to Lender, shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)  in case of any extension of time of payment or renewal of the Note or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

3.2  Guarantee Absolute and Unconditional. The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Agreement, the Note or any other Loan Document, the absence of any action to enforce the same, any waiver or consent by Lender or its successors or assigns with respect to any provisions hereof or thereof, the recovery of any judgment against Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

3.3  Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder and under each other Loan Document notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 3 or any property subject thereto.

3.4  Waivers. Each Guarantor hereby waives, for the benefit of Lender and its successors, indorsees, transferees and assigns:

(a)  any right to require any Person, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Lender and its successors, indorsees, transferees and assigns in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Lender and its respective successors, indorsees, transferees and assigns whatsoever;

(b)  any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Obligations;

(c)  any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)  any defense based upon any errors or omissions in the administration of the Obligations by any agent, Lender and their respective successors, indorsees, transferees and assigns, except behavior which amounts to bad faith;

(e)  (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any agent, Lender, and their respective successors, indorsees, transferees and assigns protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)  notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 2 and any right to consent to any thereof; and

(g)  any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. Each Guarantor hereby waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of Borrower or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by Lender.

3.5  Authority of Guarantors or Borrower. It is not necessary for Lender and its respective successors, indorsees, transferees and assigns to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

3.6  Bankruptcy.

(a)  The guarantee contained in this Article 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or recovered directly or indirectly from Lender or its respective successors, indorsees, transferees, and assignees as a preference, fraudulent transfer or otherwise, or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(b)  So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Lender, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

3.7  Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust and shall forthwith be paid over for the benefit of Lender and its respective successors, indorsees, transferees and assigns to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

3.8  Subrogation. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Lender in respect of any of the Obligations until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and Lender, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees.

3.9  Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Note, Lender, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any law or statute relating to bankruptcy, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, Lender and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 3, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

3.10  Additional Subsidiary Guarantees. In the event that Borrower creates or acquires any Subsidiary after the date of this Agreement, then that newly acquired or created Subsidiary shall become a Guarantor, and execute a counterpart signature page to this Agreement to secure the Subsidiary Guarantee. Such newly acquired or created Subsidiary shall also execute all security agreements (including an Intellectual Property Security Agreement) reasonably requested by Lender to secure its interest in the Collateral, and such documents and filings as reasonably requested by Lender to evidence the perfection and first priority of the security interests in the Collateral subject to Permitted Liens. Borrower shall cause such Subsidiary to comply with the provisions of this Section 3.10 and this Article 3, to the extent applicable.

4.  Creation Of Security Interest

4.1  Creation of Security Interest

. This Agreement constitutes a “security agreement” within the meaning of the UCC. In order to secure the payment and performance of the Obligations, each Grantor hereby grants, assigns, transfers, pledges, and sets over to Lender, subject to the Permitted Liens, a first-priority security interest in and Lien on all of that Grantor’s right, title and interest in and to the Collateral, in each case whether now owned or hereafter at any time acquired by the Grantor and wherever located.

4.2  Perfection of Security Interests

.

(a)  Filing of Financing Statements.  Without limiting any rights of Lender under the UCC, each Grantor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.

(b)  PTO Filings. On a continuing basis, each Grantor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, including any documents for filing with the PTO, the Copyright Office or any applicable state office as Lender may reasonably request. Lender may record this Agreement, an abstract thereof, or any other document describing Lender’s interest in the Collateral with the PTO or the Copyright Office at the expense of Lender.

4.3  Duration of Security Interest

. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Notwithstanding anything to the contrary herein, the security interest created by this Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by Lender or its respective successors, indorsees, transferees and assignees as a preference, fraudulent transfer or otherwise, or must be restored or redeemed by Lender upon or as a result of, the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made. Upon termination of the security interest, Lender shall, at the Grantors’ sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the UCC. Notwithstanding anything to the contrary herein, upon the factoring of any of the Grantor’s accounts and receivables in the ordinary course of business and consistent with past practices, Lender’s security interest in such accounts and receivables will be automatically released and of no further force and effect.

4.4  Possession of Collateral

. So long as no Event of Default has occurred and is continuing, each Grantor shall remain in full possession, enjoyment and control of its Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5  Delivery of Additional Documentation Required

. Each Grantor shall from time to time execute and deliver to Lender, all documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender’s first priority, perfected security interests in the Collateral (subject to Permitted Liens) and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6  Right to Inspect

. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during any Grantor’s usual business hours, to inspect such Grantor’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Grantor’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.7  Authorization to Supplement

. If any Grantor shall obtain rights to any new Intellectual Property, including any patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Such Grantor(s) shall give prompt notice in writing to Lender with respect to any such new Intellectual Property rights. Without limiting the Grantors’ obligations under this Section 4.7, each Grantor authorizes Lender unilaterally to modify this Agreement by amending Schedule 5.8 to include any such new patent rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule 5.8 shall in any way affect, invalidate or detract from Lender’s continuing security interest in all Collateral, whether or not listed on Schedule 5.8.

5.  Representations And Warranties

Each Grantor, jointly and severally, represents and warrants as follows:

5.1  Due Organization and Qualification

. Each Grantor (a) is duly organized and validly existing under the laws of the State of Delaware and (b) is duly qualified to do business and is in good standing in all other jurisdictions in which the nature of its business or the ownership or leasing of its properties makes such authorization or qualification necessary except for such jurisdictions where the failure to be so authorized or qualified could not materially adversely effect such Grantor’s ability to satisfy its obligations under this Agreement and the Loan.

5.2  Authority

. Each Grantor has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Grantor has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee or lessor and to conduct the business in which it is presently engaged and presently proposes to engage.

5.3  Subsidiaries

. No Grantor has any Subsidiaries, except those listed in Schedule 5.3 hereto.

5.4  Conflict with Other Instruments, etc

. Neither the execution and delivery of any Loan Document to which any Grantor is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of (a) any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of such Grantor or (b) any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or (c) any material agreement or instrument to which such Grantor is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder, except to the extent that such conflict, breach or default could not reasonably be expected to have a material adverse effect on the ability of such Grantor to perform its obligations under this Agreement, or result in the creation or imposition of any Lien, other than Permitted Liens.

5.5  Authorization; Enforceability

. Each Grantor has the power and authority, and the legal right, to make, execute, deliver and perform the Loan Documents, borrow or guaranty the Loan hereunder, as the case may be, and to consummate the transactions contemplated hereby and thereby, and such Grantor has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents, the borrowing of the Loan on the terms and conditions of this Agreement, and the consummation of the transactions contemplated hereby and thereby. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of such Grantor in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, the borrowing or the guaranty of the Loan hereunder, as the case may be, or the consummation of the transactions contemplated hereby and thereby. Each of the Loan Documents has been duly executed and delivered by such Grantor. Each of the Loan Documents constitutes a legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its respective terms.

5.6  No Prior Encumbrances

. Each Grantor has good and indefeasible title to the Collateral consisting of Intellectual Property held by it, free and clear of all Liens except for the first priority lien held by the Lender and Permitted Liens of the type described in clauses (a), (c) and (d) of the definition of Permitted Liens contained herein. Each Grantor has good and indefeasible title to all other Collateral held by it, free and clear of all Liens except for the first priority lien held by the Lender and Permitted Liens.

5.7  Name; Location of Chief Executive Office, Principal Place of Business and Collateral

. No Grantor has done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where each Grantor maintains its records concerning the Collateral are presently located at the addresses set forth on Schedule 5.7. All of the tangible Collateral, including the books and records related thereto, is presently located at the addresses set forth on Schedule 5.7.

5.8  Intellectual Property

. A true, correct and complete list of all of the existing Collateral consisting of patents and patent applications or registrations, registered trademarks and registered copyrights owned by each Grantor, in whole or in part, is set forth in Schedule 5.8. No claim of infringement has been made or threatened in writing or otherwise with respect to any of Borrower’s Intellectual Property.

5.9  Litigation

. To Grantors’ knowledge, there are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on the Grantors, taken as a whole, or the aggregate value of the Collateral. No Grantor has knowledge of any such threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving a Grantor is commenced that may result in damages or costs to the Grantors, taken as a whole, of $50,000 or more in the aggregate.

5.10  Liabilities

. Other than with respect to the Loan, Grantors do not have any Indebtedness except as described on Schedule 5.10.

5.11  Financial Statements

. The Borrower Financial Statements present fairly in all material respects Borrower’s consolidated financial condition as of the dates thereof and Borrower’s consolidated results of operations at the dates and during the periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). The Borrower Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be expressly indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-QSB, as permitted by Form 10-QSB of the SEC).

5.12  Solvency

. Borrower and each of its Subsidiaries is solvent and able to pay its debts (including trade debts) as they mature.

5.13  Taxes

. Borrower has filed all federal, state and local, domestic or foreign Tax Returns and all other Tax Returns that are required to be filed by it and it has paid all Taxes due pursuant to such returns or pursuant to any deficiency, notice of proposed assessment, audit, assessment or other similar notice received by it in writing other than those being contested in good faith in appropriate proceedings and for which reserves have been established in the Borrower Financial Statements and any other financial statements of Borrower delivered to Lender prior to the date hereof. There are no audits, assessments or claim for assessments, and no basis upon which such a claim can be made to the best knowledge of Borrower after reasonable review and due inquiry. The charges, accrual and reserves on Borrower’s books and records in respect of Taxes are adequate. Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of federal or other Taxes or the audit of any Tax period.

5.14  Full Disclosure

. No Grantor has knowledge of any fact that could materially adversely affect the ability of any Grantor to perform its obligations under this Agreement, the Note or the other Loan Documents or which could result in an Event of Default.

6.  Affirmative Covenants

Each Grantor covenants and agrees that, until the full and complete payment of the Obligations, such Grantor shall do all of the following:

6.1  Payment of Obligations

. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and which are reserved against on Borrower’s Books and except for those obligations communicated by Borrower to Lender in writing to the extent Borrower has reached an agreement with the obligee of such obligations to extend the maturity date thereof.

6.2  Good Standing

. Maintain its corporate existence and its good standing in the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of the Grantors, taken as a whole.

6.3  Maintenance of Agreements

. Maintain in force all licenses, approvals and agreements, the loss of which would reasonably be likely to have a material adverse effect on such Grantor’s ability to perform its obligations under this Agreement.

6.4  Notice of Defaults

. As soon as possible, and in any event within five days after the discovery of a Default or an Event of Default provide Lender with a certificate signed by a Responsible Officer setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

6.5  Taxes

. Make due and timely payment or deposit of all federal, state, and local Taxes required of it by law or imposed upon any properties belonging to it, and each Grantor will make timely payment or deposit of all Tax payments and withholding Taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income Taxes, and will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that such Grantor has made such payments or deposits; provided that such Grantor need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by such Grantor.

6.6  Use; Maintenance

. At its expense, maintain the Collateral in good condition, reasonable wear and tear excepted, and comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. So long as no Event of Default has occurred and is continuing, Grantors shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

6.7  Loss; Damage; Destruction and Seizure

. Each Grantor shall bear the risk of the Collateral held by it being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time until the expiration or termination of this Agreement.

6.8  Further Assurances

. At any time and from time to time Borrower shall, at its expense, execute and deliver such further instruments and take such further action as may reasonably be requested by Lender (including obtaining any bailee acknowledgments required by Lender), in order to perfect and protect the security interests granted or purported to be granted hereby and to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

7.  Negative Covenants

Each Grantor covenants and agrees that until the full and complete payment of the Obligations, such Grantor will not do any of the following:

7.1  Chief Executive Office; Location of Collateral

. During the continuance of this Agreement, change the chief executive office or principal place of business or remove or cause to be removed the Collateral or the records concerning the Collateral from the premises listed on Schedule 5.7 without 10 days prior written notice to Lender.

7.2  Change of Name or State of Incorporation

. Change such Grantor’s name or state of incorporation.

7.3  Limitation on Indebtedness

. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness of each Grantor under this Agreement;

(b)  other Indebtedness (including accrued interest thereon) outstanding on the original Funding Date and listed on Schedule 5.10 and any refinancing thereof, provided that such refinancing does not increase the principal amount of the Indebtedness being refinanced or the interest rate applicable thereto; and

(c)  Indebtedness not to exceed $100,000 in the aggregate at any time outstanding.

7.4  Liens

. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

8.  Events Of Default

Any one or more of the following events shall constitute an Event of Default under this Agreement:

8.1  Payment Default

. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations.

8.2  Certain Covenant Defaults

. If any Grantor fails to perform any obligation under Section 6.6, or violates any of the covenants contained in Article 7 of this Agreement.

8.3  Other Covenant Defaults

. If any Grantor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between any Grantor and Lender that does not provide for a specific exception from this Section 8.3, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within 15 Business Days after Borrower’s knowledge of the occurrence of such default.

8.4  Material Adverse Effect

. If following the date hereof there occurs an event, act, condition or change which had, has or could reasonably be expected to (a) materially impair the prospects of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender’s security interests in the Collateral or (b) materially impair any right or remedy of the Lender under any Loan Document.

8.5  Other Agreements

. Default shall be made with respect to any payment of any Indebtedness of Borrower in excess of $50,000 when due or the performance of any covenant, agreement or other obligation incurred in connection with any such Indebtedness, if the effect of such default is to permit the acceleration of the maturity of such Indebtedness and such default shall not be remedied, cured, waived or consented to by the holder of such Indebtedness within the applicable grace period, or any other circumstances arise (other than the mere passage of time) by reason of which Borrower is required to repurchase or offer to holders of Indebtedness of any such Person, the opportunity to have purchased, any such Indebtedness.

8.6  Judgments

. Final judgment for the payment of money shall be rendered by a court of competent jurisdiction against a Grantor and such Grantor shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 10 days from the date of entry thereof and within a period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments of the Borrower or its Subsidiaries shall exceed in the aggregate $50,000.

8.7  Misrepresentations

. If any warranty, representation, statement, or report made to Lender by any Grantor or any officer, employee, agent, or director of a Grantor is untrue in any material respect when made.

8.8  Enforceability

. If any Loan Document shall in any material respect cease to be, or any Grantor shall assert that any Loan Document is not, a legal, valid and binding obligation of such Grantor enforceable against it in accordance with its terms. If the Loan Documents shall, for any reason, not give or shall cease to give Lender a perfected Lien in all of the Collateral with the priority contemplated by such Loan Documents and subject to no other Liens (except for Permitted Liens), other than by actions of the Lender.

8.9  Bankruptcy or Insolvency

.

(a)  A Grantor shall commence any case, proceeding or other action (i) under any existing or future law or statute of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its Property, or a Grantor shall make a general assignment for the benefit of its creditors;

(b)  There shall be commenced against a Grantor any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for a period of 30 days;

(c)  There shall be commenced against a Grantor any case, proceeding or other action seeking issuance of a warrant or writ of attachment, execution, distraint or similar process against all or any substantial part of its Property which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(d)  A Grantor shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; or

(e)  a Grantor shall be generally unable to, or shall admit its general inability to, pay its debts (except for those debts communicated by Borrower to Lender in writing to the extent Borrower has reached an agreement with the obligee of such debts to extend the maturity date thereof) as they become due.

8.10  Extraordinary Corporate Transaction

. If there shall occur any Extraordinary Corporate Transaction.

9.  Lender’s Rights And Remedies

9.1  Rights and Remedies

. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by the Grantors:

(a)  Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the outstanding principal amount of the Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.9 all Obligations shall become immediately due and payable without any action by Lender);

(b)  Without notice to or demand upon any Grantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Each Grantor agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Each Grantor authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Lender’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Grantors’ owned premises, such Grantor hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c)  Without notice to any Grantor, set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of a Grantor;

(d)  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Grantors’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Grantors’ rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(e)  Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Grantors’ premises) as Lender determines are commercially reasonable;

(f)  Lender may credit bid and purchase at any public sale; and

(g)  Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Grantors.

9.2  Waiver by Grantors

. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Grantor covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Grantor acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

9.3  Lender to Hold in Trust

. Upon the occurrence and during the continuance of an Event of Default, each Grantor will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted hereunder, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for Lender, segregate such sum or instrument from its own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Lender being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to Lender to be applied to the repayment of the Loan in accordance with the provisions of this Agreement.

9.4  Effect of Sale

. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Grantors in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Grantors, their successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Grantors, their successors or assigns.

9.5  Power of Attorney in Respect of the Collateral

. Each Grantor does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of an Event of Default, the true and lawful attorney in fact of such Grantor with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a “Grantor” itself, (b) to receive payment of and to endorse the name of a Grantor to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender’s possession or under Lender’s control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Grantor or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

9.6  Remedies Cumulative

. Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

9.7  Application of Collateral Proceeds

. The Proceeds of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(a)  First, to the payment of any Lender’s Expenses;

(b)  Second, to the payment to Lender of the amount then owing or unpaid on the Loan and all other Obligations with respect to the Loan, and if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loan, then to the unpaid interest thereon, then to the unpaid principal amount of the Loan, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

(c)  Third, to the payment of the surplus, if any, to the applicable Grantor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

9.8  Reinstatement of Rights

. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

9.9  Lender’s Liability for Collateral

. So long as Lender complies with its obligations, if any, under Section 9207 of the UCC, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Grantors.

9.10  Demand; Protest

. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

10.  Notices

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower and/or Guarantors or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:       Trestle Holdings, Inc.

or to any Guarantor:    199 Technology Drive, Suite 105

Irvine, California 92618

Attention: Mr. Barry Hall

FAX: (949) 673-1058

If to Lender:         Clarient, Inc.

                33171 Paseo Corveza

                San Juan Capistrano, California 92675

                Attention: Mr. Jim Cureton

                FAX: (949) 443-3366

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  General Provisions

11.1  Successors and Assigns

. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantors without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to any Grantor to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder.

11.2  Time of Essence

. Time is of the essence for the performance of all obligations set forth in this Agreement.

11.3  Severability of Provisions

. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

11.4  Entire Agreement; Construction; Amendments and Waivers

.

(a)  This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between the Grantors and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b)  This Agreement is the result of negotiations between and has been reviewed by the Grantors and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Grantors or Lender.

(c)  Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Grantor in any case shall any Grantor to any other or further notice or demand in similar or other circumstances. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(d)  Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Lender and on the Grantors.

11.5  Reliance by Lender

. All covenants, agreements, representations and warranties made herein by the Grantors, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

11.6  No Set-Offs by Grantors

. All sums payable by the Grantors pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

11.7  Counterparts

. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be-an original, and all of which, when taken together, shall constitute but one and the same Agreement.

11.8  Survival

. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

11.9  Relationship of Parties

. The Grantors and Lender acknowledge, understand and agree that the relationship between the Grantors and Lender is and at all time shall remain solely that of a borrower and lender or a guarantor and lender, as the case may be. Lender shall not under any circumstances be construed to be a partner or joint venturer of any Grantor or any of its Affiliates; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Grantor or any of its Affiliates, or to owe any fiduciary duty to any Grantor or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to any Grantor or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Grantor or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of any Grantor or any of its Affiliates. Grantors and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender, and neither any Grantor nor any of its Affiliates is entitled to rely thereon.

11.10  Public Announcements

. Grantors shall consult with and obtain the prior written consent of Lender before issuing any press release or otherwise making any public announcement, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein and shall not issue any such press release or make any such public statement prior to such consultation and consent; provided, however, that (1) following execution of this Agreement, Borrower shall be permitted to file a Current Report on Form 8-K with the U.S. Securities & Exchange Commission in the form agreed to by Borrower and Lender, and (2) in the event any material development or change related to or affecting this Agreement has occurred and Borrower in good faith determines that it is required by applicable law to make a press release or public announcement, such press release or public announcement shall not constitute a breach of this Agreement if Borrower shall have (a) given, to the extent reasonably possible, a copy of the proposed release or statement to Lender not less than two Business Days prior to its first use or publication, (b) attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with Lender and (c) considered in good faith any comments or changes Lender has offered to the proposed announcement or statement.

11.11  Choice of Law and Venue; Jury Trial Waiver

. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE GRANTORS AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA. GRANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THEIR ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT LENDER’S OPTION, BY SERVICE UPON THE GRANTORS IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS. GRANTORS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

11.12  No Obligation to Enter into Further Agreements

. Each party acknowledges and agrees that this Agreement is not intended to create any legally binding obligations on the parties with respect to any transaction other than the transactions contemplated by this Agreement, and does not create any such legally binding obligations of any kind whatsoever with respect to entering into any potential strategic transaction between the parties. Neither the discussions or negotiations between the parties hereto nor this Agreement is intended to, and they do not, create any fiduciary or other special duties or other obligations between the parties hereto in any respect, including any implied covenant of good faith or fair dealing.

[Signature page follows]

||

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:	LENDER:
TRESTLE HOLDINGS, INC.	CLARIENT, INC.
By: /s/ BARRY HALL Name: Barry Hall Title: President & CFO	By: /s/ JIM CURETON Name: Jim Cureton Title: Vice President, Technology Group Operations
GUARANTORS: By its signature, each of the undersigned consents to becoming a Guarantor under this Agreement and affirms its obligation to be bound hereby.
TRESTLE ACQUISITION CORP.

By: /s/ BARRY HALL Name: Barry Hall Title: President & CFO

INDEX

Exhibits
A	Form of Intellectual Property Security Agreement
B	Form of Note

Schedules:
1.1(a)	Existing Liens
5.3	Subsidiaries
5.7	Location of Records and Collateral
5.8	Patents and Patent Applications, Trademarks, Copyrights